Platinum Energy Resources, Inc. Completes Acquisition of Oil & Gas Assets

Thursday, December 27, 2007 -- NEW YORK, NY--(MARKET WIRE) -- Platinum Energy Resources, Inc. ("Platinum Energy") (OTC BB:PGRIU.OB - News) (OTC BB:PGRI.OB - News) (OTC BB:PGRIW.OB - News) announced today that it completed the acquisition of certain assets of Lothian Oil, Inc. for $6.2 million in cash.

The Lothian assets acquired consist of oil and gas properties located in New Mexico and include over 1 million barrels of oil equivalent (boe) of proved reserves. Fifty-five percent of the reserves are proved developed. The current production exceeds 140 boe per day, and one of the primary fields is adjacent to the Company’s Ballard Field in Eddy County. “These assets are a good fit with the current asset base of Platinum. At $10 per barrel of proved reserves, the acquisition represents a very good value,” added Tim Culp, Platinum Energy’s Chairman. The assets were acquired out of bankruptcy court. According to Todd Yocham, Vice President, Engineering, “We believe that the reserves are solid, and we are anxious to exploit the undeveloped acreage.

In addition to the Lothian acquisition, Platinum Energy also announced today that it has recently acquired a 50% working interest in the La Rosa field in Rufugio County, Texas for $5 million in cash, and entered into a joint development agreement with Mantle Resources, an operating company in Houston, Texas. The La Rosa field includes over 4,000 acres and has both drilling and recompletion opportunities. Mantle will provide Platinum with substantial expertise in operations and seismic analysis.

“We are off to a very aggressive start, acquiring assets and initiating our drilling program with a focus on shareholder value.” said Barry Kostiner, Platinum Energy’s CEO. “Through a combination of acquisitions and accelerating development, we believe that we are positioning ourselves for outstanding growth in 2008.”

About Platinum Energy

Platinum Energy, based in Montvale, New Jersey, is an oil and gas exploration and production corporation that completed its first acquisition, Tandem Energy, on October 26, 2007. Platinum Energy is seeking to build a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," "intend" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Platinum Energy is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. Platinum Energy does not assume any obligation to update the information contained in this press release.

Contact:
For More Information Contact:
Thomas Rozycki
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
tom@cjpcom.com